As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Presidio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5045	47-2398593
(State or other jurisdiction of incorporation)	(Primary Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Cagnazzi

Chief Executive Officer

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Elliot Brecher Senior Vice President and General Counsel Presidio, Inc. One Penn Plaza, Suite 2832 New York, New York 10119 (212) 652-5700	Gordon S. Moodie Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Maximum Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, $0.01 par value per share	(2)	(3)	(3)
Preferred Stock, $0.01 par value per share	(2)	(3)	(3)
Warrants	(2)	(3)	(3)
Rights	(2)	(3)	(3)
Units(1)	(2)	(3)	(3)
Total	—	—	$200,000,000(4)	$24,900.00(5)
Secondary Offering:
Common Stock, $0.01 par value per share	60,424,002(6)	$15.89(7)	$960,137,391.78	$119,537.11(8)
Total				$144,437.11

(1)	Consisting of some or all of the securities listed above, in any combination.
(2)	With respect to the primary offering, we are registering such indeterminate number of principal amount and number of each identified class of our securities as we may offer and sell from time to time, which will have an aggregate initial offering price not to exceed $200,000,000.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.
(4)	In no event will the aggregate initial offering price of all securities issued exceed $200,000,000. The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. The registered securities may be sold separately, together or as units with other registered securities.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.
(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock, par value $0.01 per share (the “common stock”), registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any shares of common stock issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these shares pursuant to Rule 457(i) under the Securities Act.
(7)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act, based on the average of the high and low prices of $16.05 and $15.73, respectively, of the registrant’s common stock on the Nasdaq Global Select Market on April 23, 2018.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated April 26, 2018

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

60,424,002 Shares of Common Stock Offered by the Selling Stockholders

Presidio, Inc. (“we,” “us” or “our”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, up to $200,000,000 in the aggregate of the securities described in this prospectus, either individually or as units of one or more of the other securities. In addition, the selling stockholders and, if applicable, such selling stockholders’ permitted transferees identified as selling stockholders in a prospectus supplement, may offer and resell from time to time up to an aggregate 60,424,002 shares of our common stock (the “Selling Stockholders Shares”), par value $0.01 per share (the “common stock”). We are registering the offer and sale of the Selling Stockholders Shares to satisfy certain registration rights we have granted pursuant to the Amended and Restated Securityholders Agreement, dated as of March 15, 2017, by and among us and certain stockholders listed therein (the “Securityholders Agreement”).

The securities described in this prospectus may be sold in a number of different ways and at varying prices. We provide more information about how these securities may be sold in the section titled “Plan of Distribution.” We have agreed to bear the expenses (excluding any underwriting fees, discounts and similar charges (other than certain legal expenses)) in connection with the registration of the Selling Stockholders Shares under this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholders Shares hereunder.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to this prospectus, a supplement to this prospectus that contains specific information about the offering will be provided. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in the securities.

Our common stock is listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “PSDO.” The last reported closing price of our common stock on the NASDAQ on April 25, 2018 was $15.70 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 and the risk factors described in the documents we incorporate herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    .

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Presidio,” the “Company,” “we,” “us” and “our” to refer to Presidio, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell up to $200,000,000 in the aggregate of the securities described in this prospectus and the selling stockholders may sell up to 60,424,002 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities being offered. Each time we sell our securities or the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf to which we have referred you. Neither Presidio nor the selling stockholders and their permitted transferees has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. These securities are not being offered in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

PRESIDIO, INC.

Presidio is a leading provider of information technology (“IT”) solutions to the middle market in North America. We enable business transformation through our expertise in IT solutions, with a specific focus on Digital Infrastructure, Cloud and Security solutions. Our solutions are delivered through a broad suite of professional services, including strategy, consulting, design and implementation. We complement our professional services with project management, technology acquisition, managed services, maintenance and support to offer a full lifecycle model. Our services-led, lifecycle model leads to ongoing client engagement. As of June 30, 2017, we serve approximately 7,500 middle-market, large and government organizations across a diverse range of industries.

We have three solution areas: (i) Digital Infrastructure, (ii) Cloud and (iii) Security. Through our increasing focus on cloud and security, we believe we are well positioned to benefit from the rapid growth in demand for these technologies and expect our business mix to continue shifting toward them. Within our three solutions areas, we offer customers enterprise-class solutions that are critical to driving digital transformation and expanding business capabilities. Examples of our solutions include advanced networking, Internet of Things (“IoT”), data analytics, data center modernization, hybrid and multi-cloud, cyber risk management and enterprise mobility. These solutions are enabled by our expertise in foundational technologies, built upon our investments in network, data center, security, collaboration and mobility.

Presidio was incorporated on November 20, 2014 by certain investment funds affiliated with or managed by affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”), including Apollo Investment Fund VIII, L.P., along with their parallel investment funds (collectively, the “Apollo Funds”) to complete the acquisition of Presidio Holdings Inc. Our principal executive offices are located at One Penn Plaza, Suite 2832, New York, New York 10119. Our telephone number is (212) 652-5700. Our website is http://www.Presidio.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	general economic conditions;

•	a reduced demand for our information technology solutions;

•	a decrease in spending on technology products by our federal and local government clients;

•	the availability of products from vendor partners and maintenance of vendor relationships;

•	the role of rapid innovation and the introduction of new products in our industry;

•	our ability to compete effectively in a competitive industry;

•	the termination of our client contracts;

•	the failure to effectively develop, maintain and operate our information technology systems;

•	our inability to adequately maintain the security of our information technology systems and clients’ confidential information;

•	unsuccessful investments in new services and technologies;

•	the costs of litigation and losses if we infringe on the intellectual property rights of third parties;

•	inaccurate estimates of pricing terms with our clients;

•	failure to comply with the terms of our public sector contracts;

•	any failures by third-party contractors upon whom we rely to provide our services;

•	any failures by third-party commercial delivery services;

•	our inability to retain or hire skilled technology professionals and key personnel;

•	the disruption to our supply chain if suppliers fail to provide products;

•	the risks associated with accounts receivables and inventory exposure;

•	the failure to realize the entire investment in leased equipment;

•	our inability to realize the full amount of our backlog;

•	the failure to achieve the expectations we have for our acquisitions;

•	fluctuations in our operating results;

•	potential litigation and claims;

•	changes in accounting rules, tax legislation and other legislation;

•	risks relating to the Tax Cuts and Jobs Act;

•	increased costs of labor and benefits;

•	our inability to focus our resources, maintain our business structure and manage costs effectively;

•	the failure to deliver technical support services of sufficient quality;

•	the failure to meet our growth objectives and strategies;

•	ineffectiveness of our internal controls;

•	the risks pertaining to our substantial level of indebtedness; and

•	the other factors discussed or incorporated by reference in the section of this prospectus entitled “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not, in fact, occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in Item 1A, Risk Factors, beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 21, 2017, and incorporated by reference into this prospectus, in Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 6, 2017, and incorporated by reference into this prospectus and in any subsequent filings with the SEC that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information in this prospectus and any accompanying prospectus supplement before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for working capital or general corporate purposes. General corporate purposes include potential acquisitions of businesses that we believe are complementary to our business and the repayment, repurchase or redemption of outstanding indebtedness. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from this offering have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions, and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, opportunities that may be or become available to us.

The selling stockholders will receive all of the net proceeds from the sales of shares of our common stock offered by it pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of our common stock by the selling stockholders and their permitted transferees, but we will bear the costs associated with this registration in accordance with the Securityholders Agreement. The selling stockholders will bear any underwriting fees, discounts and similar charges attributable to their sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to a total of 60,424,002 shares of our common stock by Apollo and certain of our current executive officers. Information about Apollo and/or such officers that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Apollo and each of such officers who may offer shares of common stock pursuant to this prospectus acquired the shares prior to the date of the filing of the registration statement of which this prospectus forms a part. The transactions in which the shares were acquired have been completed. The shares were acquired as part of our acquisition by Apollo in February of 2015 and, in the case of the executive officers, also through participating in certain stock incentive plans.

When we refer to “selling stockholder” in this prospectus, we mean Apollo and certain of our current executive officers, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale and who are named in a prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; or

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or the selling stockholders use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or the selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by the selling stockholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

Our common stock is listed on the NASDAQ under the symbol “PSDO.” Common stock sold under this prospectus will be listed on the NASDAQ, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

DESCRIPTION OF CAPITAL STOCK

General

Our capital stock consists of a total of 250,000,100 authorized shares, of which 250,000,000 shares, par value $0.01 per share, are designated as common stock and 100 shares, par value $0.01 per share, are designated as preferred stock. As of April 23, 2018, we had 92,647,404 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend rights. Holders of common stock are entitled to ratably receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or the current or immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation rights. Upon liquidation, dissolution or winding-up, the holders of common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Registration rights. In connection with our acquisition by Apollo in February of 2015, we entered into the Securityholders Agreement with AP VIII Aegis Holdings, L.P. (“Aegis LP”) and certain of our employees who invested in the Company in connection with the acquisition (the “Management Holders”). Pursuant to the Securityholders Agreement, Aegis LP and certain of its affiliates have certain demand registration rights for shares of our common stock held by them. In addition, Aegis LP, certain of its affiliates and the Management Holders have piggyback and other registration rights with respect to shares of our common stock held by them.

Other matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our Amended Certificate, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative participation, optional or other special rights (if any) and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Corporate Antitakeover Provisions.” We have no current plans to issue any shares of preferred stock.

Composition of the Board of Directors; Election and Removal of Directors

In accordance with our Amended Certificate and our Amended Bylaws, the number of directors comprising our Board of Directors will be determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. However, the number of directors shall never be less than one nor more than fifteen. Our Amended Certificate provides that stockholders will be able to remove directors only for cause and then only by the affirmative vote of a majority of the voting power entitled to vote for the election of directors. We avail ourselves of the “controlled company” exceptions under the governance rules of the NASDAQ, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that we have Compensation and Nominating and Corporate Governance Committees composed entirely of independent directors. However, we remain subject to the requirement that we have an Audit Committee composed entirely of independent members.

The Stockholders Agreement, dated as of March 10, 2017 (the “Apollo Stockholders Agreement”), that we entered into with Apollo in connection with our IPO provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 50% of our outstanding common stock, they will have the right to designate up to five nominees to our Board of Directors, (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to four nominees to our Board of Directors, (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to three nominees to our Board of Directors and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate two nominees to our Board of Directors. The Apollo Stockholders Agreement also provides that if the size of our Board of Directors is increased or decreased at any time, the nomination rights of the Apollo Funds will be proportionately increased or decreased respectively, and rounded up to the nearest whole number.

Our Board of Directors currently has nine directors. Our Amended Certificate and our Amended Bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors will be elected at each annual meeting of stockholders, with such elections decided by plurality vote. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Each director holds office until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal. Any vacancies on our Board of Directors, including by reason of an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, except as provided in the Apollo Stockholders Agreement, as described above. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and shall qualify, unless sooner displaced. Our Amended Certificate provides that stockholders do not have the right to cumulative voting in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the Company would have if there were no vacancies will constitute a quorum for all purposes.

Our Amended Bylaws provide that, subject to applicable law and the rights of the holders of any series of preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Our Amended Bylaws provide that special meetings of stockholders may be called by the Board of Directors, the Chairman, the Chief Executive Officer or by stockholders, individually or collectively, holding more than 50.1% of the Company’s outstanding shares; provided that, once the Apollo Funds hold less than 50.1% of the Company’s outstanding shares, special meetings of stockholders may be called only by the Board of Directors, the chairman of the Board of Directors or the Chief Executive Officer. Only proposals included in the Company’s notice or otherwise brought before the meeting by or at the direction of the Board of Directors may be considered at such special meetings.

Antitakeover Effects of Section 203 of the DGCL

We have elected not to opt out of Section 203 of the DGCL. However, our Amended Certificate, includes a provision that exempts us from the provisions of Section 203 of the DGCL with respect to combinations between any members of the group of (A) Apollo, (B) the Apollo Funds, (C) any other investment fund or other collective investment vehicle affiliated with or managed by affiliates of Apollo or whose general partner or managing member is owned, directly or indirectly, by Apollo and (D) any affiliate of the foregoing (in each case, other than the Company and its subsidiaries) (collectively, the “Apollo Group”) (including any portfolio company thereof), on the one hand, and us, on the other.

In general, Section 203 of the DGCL prevents an “interested stockholder” (as defined in the DGCL) from engaging in a “business combination” (as defined in the DGCL) with us for three years following the date that person becomes an interested stockholder, unless one or more of the following occurs:

•	before that person became an interested stockholder, our Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The DGCL generally defines “interested stockholder” as any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The provisions of the DGCL, our Amended Certificate and our Amended Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Certain Corporate Antitakeover Provisions

Certain provisions in our Amended Certificate and Amended Bylaws summarized below may be deemed to have an antitakeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our Amended Certificate contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences and relative participation, optional and other special rights, if any and any qualifications, limitations or restrictions of the shares of such series.

Classified Board; Number of Directors

Our Amended Certificate and Amended Bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of the Board of Directors; Election and Removal of Directors.”

Removal of Director; Vacancies

Our Amended Certificate provides that stockholders will be able to remove directors only for cause and then only by the affirmative vote of a majority of the voting power entitled to vote for the election of directors. Vacancies on our Board of Directors may be filled by a majority of our Board of Directors then in office, although less than a quorum.

No Cumulative Voting

Our Amended Certificate provides that stockholders do not have the right to cumulative voting in the election of directors.

Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our Amended Certificate permits stockholder action without a meeting by consent. However, if the Apollo Funds hold less than 50.1% of the Company’s outstanding voting shares, our Amended Certificate will not permit stockholder action by written consent unless such written consent is unanimous.

Our Amended Bylaws provide that special meetings of stockholders may be called by the Board of Directors, the Chairman, the Chief Executive Officer or by stockholders, individually or collectively, holding more than 50.1% of the Company’s outstanding shares; provided that, once the Apollo Funds hold less than 50.1% of the Company’s outstanding shares, special meetings of stockholders may be called only by the Board of Directors, the chairman of the Board of Directors or the Chief Executive Officer. Only proposals included in the Company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders’ Proposals and Director Nominations

Our Amended Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, if the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than

100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Exclusive Jurisdiction

Our Amended Certificate and Amended Bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine.

Corporate Opportunity

Our Amended Certificate provides that no officer or director of the Company who is also an officer, director, employee, managing director or other affiliate of any member of the Apollo Group will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to any member of the Apollo Group, as applicable, instead of us or does not communicate information regarding a corporate opportunity to us.

This provision may not be modified without Apollo’s written consent until such time as a member of the Apollo Group no longer owns any of the outstanding shares of common stock of the Company.

Our Certificate of Incorporation

Our Amended Certificate provides that at any time the Apollo Group controls at least 50.1% of the voting power of our outstanding common stock, our Amended Certificate can be amended with the affirmative vote of a majority of the outstanding stock entitled to vote thereon. At any other time, our Amended Certificate provides that our Amended Certificate can be amended by the affirmative vote of at least two thirds of the outstanding stock entitled to vote thereon. Apollo’s prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo-related directors to direct or communicate corporate opportunities to Apollo. Additionally, pursuant to the Apollo Stockholders Agreement, for so long as the Apollo Funds hold at least 30% of our outstanding common stock, our Amended Certificate cannot be amended in a manner that disproportionately adversely affects the Apollo Funds without the approval of at least a majority of the directors nominated by the Apollo Funds to our Board of Directors pursuant to the Apollo Stockholders Agreement.

Our Bylaws

Our Amended Bylaws provide that, except as provided in the Apollo Stockholders Agreement that we entered into in connection with the consummation of our IPO, they can be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote or by the vote of a majority of the Board of Directors. Additionally, pursuant to the Apollo Stockholders Agreement, for so long as the Apollo Funds hold at least 30% of our outstanding common stock, our Amended Bylaws cannot be amended in a manner that disproportionately adversely affects the Apollo Funds without the approval of at least a majority of the directors nominated by the Apollo Funds to our Board of Directors pursuant to the Apollo Stockholders Agreement.

Limitation of Liability and Indemnification

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended Certificate provides that directors of the Company shall not be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. Our Amended Bylaws will also contain provisions to indemnify any employee to the fullest extent permitted by the DGCL.

Accordingly, if any of the personnel described in the foregoing paragraph is immune or exculpated from, or indemnified against, liability in connection with actions he has taken but which actions impede our performance, our and our stockholders’ ability to recover damages from that person will be limited.

Further, the Company shall, to the fullest extent permitted by the DGCL in effect from time to time, indemnify any person who is or was a director or officer of the Company from and against any expenses, judgments, fines and amounts paid in settlement actually and/or reasonably incurred in connection with the matters referred to in or covered by Section 145 of the DGCL without requiring a preliminary determination of the ultimate entitlement to indemnification and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Amended Certificate inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to the status of any director or any activities prior to such amendment, repeal or adoption.

We have entered into separate indemnification agreements with each of our directors and executive officers, which are, in some cases, broader than the specific indemnification provisions contained in Delaware law. These indemnification agreements require us to, among other things, indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

Our shares of common stock are listed on the NASDAQ under the symbol “PSDO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We may evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of owning or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of our common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of our common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock, our preferred stock or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, warrants, rights or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Capital Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of our securities offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Presidio, Inc. appearing in Presidio’s Annual Report (Form 10-K) for the year ended June 30, 2017, incorporated by reference in this prospectus and registration statement, have been audited by RSM US LLP, an independent public accounting firm, as stated in its report included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 21, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 6, 2017 and for the quarterly period ended December 31, 2017, filed with the SEC on February 8, 2018;

•	our Current Reports on Form 8-K filed with the SEC on September 21, 2017, October 3, 2017, November 14, 2017 (File No. 171198705), November 14, 2017 (File No. 171201920), November 16, 2017, November 21, 2017, January 8, 2018 and January 16, 2018;

•	our proxy statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the SEC on October 3, 2017;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed on March 8, 2017, including any and all amendments and reports filed for the purpose of updating that description; and

•	all documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock that includes important business and financial information about us that is not included in or delivered with this prospectus. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov/edgar.shtml. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number:

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

Attention: Investor Relations

We also maintain a website at http://www.Presidio.com. We will, as soon as reasonably practicable after the electronic filing of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports (if applicable), make available such reports free of charge on our website. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your decision whether to purchase our securities.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

60,424,002 Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

                , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Presidio in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration and Financial Industry Regulatory Authority, Inc. (“FINRA”) fees. All expenses below are payable by the Registrant and not by the selling stockholders.

SEC registration fee		$144,437.11
Transfer agent and registrar fees		*
Printing and engraving expenses		*
Legal and accounting fees and expenses		*
FINRA filing fee		*
Miscellaneous		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Amended Certificate provides for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Our Amended Certificate also provides that, in any action initiated by a person seeking indemnification, we shall bear the burden of proof that the person is not entitled to indemnification.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended Certificate includes such a provision.

Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Our Amended Certificate permits us to maintain insurance, at our expense, to protect us or any directors or officers of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement contains certain provisions pursuant to which certain officers, directors and control persons of the Registrant may be entitled to be indemnified by the underwriters named therein.

Item 16. Exhibits, Financial Statements and Financial Statement Schedules.

(a)	Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Presidio, Inc., effective March 10, 2017	S-8	3.1	3/13/2017

3.2	Amended and Restated Bylaws of Presidio, Inc., effective March 10, 2017	S-8	3.2	3/13/2017

4.1	Form of Common Stock Certificate of Presidio, Inc.	S-1	4.5	1/24/2017

4.2*	Form of Preferred Stock Certificate of Presidio, Inc.

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Agreement

10.1	Amended and Restated Securityholders Agreement, dated as of March 15, 2017, by and among Presidio, Inc. and certain stockholders listed therein	8-K	4.2	3/15/2017

10.2	Stockholders Agreement, dated as of March 10, 2017, by and among Presidio, Inc. and certain stockholders listed therein	8-K	4.1	3/15/2017

5.1+	Opinion of Wachtell, Lipton, Rosen & Katz

23.1+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2+	Consent of RSM US LLP

24.1+	Power of Attorney (included in signature page)

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of April, 2018.

PRESIDIO, INC.

By:	/s/ Robert Cagnazzi
	Name:	Robert Cagnazzi
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Cagnazzi, Neil O. Johnston and Elliot Brecher and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert Cagnazzi Robert Cagnazzi	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 26, 2018

/s/ Neil O. Johnston Neil O. Johnston	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 26, 2018

/s/ Benjamin A. Pawson Benjamin A. Pawson	Controller and Chief Accounting Officer (Principal Accounting Officer)	April 26, 2018

/s/ Matthew H. Nord Matthew H. Nord	Director	April 26, 2018

/s/ Christopher L. Edson Christopher L. Edson	Director	April 26, 2018

/s/ Heather Berger Heather Berger	Director	April 26, 2018

/s/ Michael A. Reiss Michael A. Reiss	Director	April 26, 2018

Signature	Title	Date

/s/ Todd H. Siegel Todd H. Siegel	Director	April 26, 2018

/s/ Pankaj Patel Pankaj Patel	Director	April 26, 2018

/s/ Salim Hirji Salim Hirji	Director	April 26, 2018

/s/ Steven Lerner Steven Lerner	Director	April 26, 2018